UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2005

Concord Communications, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts

0-23067

04-2710876

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

400 Nickerson Road

Marlboro, MA  01752

(Address of principal executive offices)

(508) 460-4646

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01 - Entry into a Material Definitive Agreement.

In connection with the completion of the acquisition of all the capital stock of Aprisma Holdings, Inc. (“Aprisma”) by Concord Communications, Inc. (“Concord”) on February 22, 2005 (the “Acquisition”), the Board of Directors of Concord appointed Michael Fabiaschi, the former President and Chief Executive Officer of Aprisma Management Technologies, Inc., the operating subsidiary of Aprisma, Executive Vice President and General Manager, Spectrum Business Unit on February 23, 2005.  In connection with his appointment, Mr. Fabiaschi entered into a Management Change in Control Agreement with Concord on March 9, 2005 (the “Change in Control Agreement”).  Concord also granted Mr. Fabiaschi an award of 70,000 shares of restricted stock of Concord, subject to a vesting term of four years, and in accordance with the terms of a Restricted Stock Agreement entered into on March 9, 2005 (the “Restricted Stock Agreement”).

In connection with entering into the Change in Control Agreement, Mr. Fabiaschi entered into a non-competition agreement with Concord pursuant to which he agreed, following a change in control of Concord, not to compete with Concord for a period of six months if he is terminated with or without cause by Concord or he voluntarily terminates his employment for “good reason.”

Pursuant to the terms of the Change in Control Agreement, Mr. Fabiaschi is entitled to receive a single severance payment in cash equal to six months’ base annual salary if he is terminated by Concord without cause during the twelve month period following the date of the Acquisition, or if, after such time and within six months of a change in control of Concord, he is terminated without cause or he voluntarily terminates his employment with Concord for “good reason” (each a “Termination Event”).  Effective upon a change in control of the Company, the vesting date for Mr. Fabiaschi’s unvested restricted stock will be accelerated by twenty-four months.  If within twenty-four months of a change in control of Concord there is a Termination Event, all of Mr. Fabiaschi’s remaining unvested restricted stock will become fully vested.

The Change in Control Agreement also contains a provision relating to Mr. Fabiaschi’s former employment with Aprisma.  Specifically, the Change in Control Agreement provides that if Mr. Fabiaschi’s employment with Concord is terminated without cause during the twelve month period following the date of the Acquisition, he will receive a bonus payment equal to the prorated portion of his bonus accrued while working for Aprisma from January 1, 2005 to February 22, 2005.  He also will be eligible to receive a discretionary bonus equal to the prorated portion of his discretionary bonus accrued while working for Aprisma during such time, provided that Aprisma has met certain revenue and earnings targets as of the close of the preceding quarter.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Change in Control Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restricted Stock Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

ITEM 9.01 — Financial Statements and Exhibits.

(c)                Exhibits.

10.1                           Management Change in Control Agreement, dated as of March 9, 2005, by and between Concord Communications, Inc. and Michael Fabiaschi.

10.2                           Restricted Stock Agreement dated as of March 9, 2005, by and between Concord Communications, Inc. and Michael Fabiaschi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD COMMUNICATIONS, INC.

Date: March 15, 2005	/s/ Douglas A. Batt
Douglas A. Batt
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Management Change in Control Agreement, dated as of March 9, 2005, by and between Concord Communications, Inc. and Michael Fabiaschi.
10.2	Restricted Stock Agreement dated as of March 9, 2005, by and between Concord Communications, Inc. and Michael Fabiaschi.